Exhibit 10.22

MANAGEMENT SERVICES AGREEMENT

MANAGEMENT SERVICES AGREEMENT, dated as of March 24, 2010 (this “Agreement”), between the Segregated Account of Ambac Assurance Corporation (the “Segregated Account”) and Ambac Assurance Corporation (the “Management Services Provider”).

ARTICLE I

APPOINTMENT AND ACCEPTANCE AS MANAGEMENT SERVICES PROVIDER

SECTION 1.01. Appointment and Acceptance as Management Services Provider. Subject to the terms and conditions of this Agreement, the Segregated Account hereby agrees to retain the Management Services Provider to provide certain administrative and management services as described below, and the Management Services Provider hereby agrees to provide such services.

SECTION 1.02. Authority and Services of Management Services Provider.

(a) By execution of this Agreement, the Management Services Provider accepts its appointment as the provider of certain administrative and management services and assistance and it will provide to the Segregated Account, the Rehabilitator of the Segregated Account (the “Rehabilitator”), the Special Deputy Commissioner employed to rehabilitate the Segregated Account, or their respective designees, such services, assistance and access to staff and employees reasonably acceptable to the Rehabilitator or Special Deputy Commissioner as the Rehabilitator or Special Deputy Commissioner may from time to time request, including but not limited to, the services set forth in Exhibit C attached hereto. The Management Services Provider agrees to exercise due care and good faith in the performance of its obligations hereunder.

(b) The Management Services Provider shall maintain appropriate books of account and records relating to the services performed hereunder. At all reasonable times and upon reasonable notice and as often as the Segregated Account reasonably may request, the Management Services Provider shall permit representatives designated by the Segregated Account to (i) have complete and unrestricted access to such books and records, (ii) make copies of, or excerpts from, those books and records and (iii) discuss such books and records with the officers, directors, employees, accountants, attorneys and agents of the Management Services Provider.

(c) The services to be rendered by the Management Services Provider to the Segregated Account as described in Section 1.02 hereof shall in no manner constitute a relinquishment of the management responsibility of the directors and officers of the Segregated Account (or the Rehabilitator pursuant to Wis. Stat. § 645.33).

SECTION 1.03. Selection of Service Providers. The Segregated Account shall have the authority to choose the persons and entities from whom it shall receive the services performed hereunder.

SECTION 1.04. Fees and Costs. The Management Services Provider shall be entitled to such compensation for its services hereunder as the Management Services Provider and the Segregated Account shall from time to time agree, which compensation shall initially be determined as set forth on Exhibit A hereto. In addition, the Segregated Account agrees to reimburse the Management Services Provider for any direct out-of-pocket costs and expenses incurred and billed by the Management Services Provider in connection with rendering such services.

The Segregated Account shall pay all fees and charges of the Management Services Provider. Fees shall be calculated by the Management Services Provider and paid by the Segregated Account in U.S. Dollars within the time period set forth in the projected cost allocation contemplated by Exhibit A attached hereto, subject to any good faith dispute by the Segregated Account of any fees or charges; provided, however, that any amounts not in dispute shall be paid within the time set forth in the projected cost allocation.

SECTION 1.05. Confidentiality. All information and recommendations furnished by the Management Services Provider to the Segregated Account shall be subject to that certain Joint Interest, Sharing and Confidentiality Agreement (the “Joint Interest Agreement”) effective as of September 1, 2009, and the parties hereto shall be bound by their obligations under the Joint Interest Agreement with respect to such information and recommendations.

SECTION 1.06. Contingency Measures. The Management Services Provider is responsible for data backup and recovery of data held by, or on, facilities or hardware under Management Services Provider’s control, and shall ensure that processing can be properly resumed in the event of failures, which include but are not limited to power, mechanical, electronic or communication failure.

ARTICLE II

TERM AND TERMINATION

SECTION 2.01. Effective Date and Term.

This Agreement shall become effective as of the date first hereinabove written, and, subject to Sections 2.02 through 2.04, shall continue in effect so long as the Segregated Account retains any liability under policies or other obligations allocated to pursuant to the Plan of Operation for the Segregated Account or any interest or principal remains outstanding under any surplus or contribution notes issued by the Segregated Account in partial payment of any such policy liabilities.

SECTION 2.02. Termination for Cause.

Notwithstanding any other provision hereof to the contrary, either Party may terminate this Agreement based on the material breach by the other party (the “Defaulting Party”) of any of the Defaulting Party’s obligations under this Agreement (which termination shall be a termination for “Cause”) on at least 120 days’ prior written notice of termination to the Defaulting Party, or such shorter time as the Rehabilitator may designate in his or her sole and absolute discretion.

SECTION 2.03. Resignation by Management Services Provider.

Notwithstanding any other provision hereof to the contrary, the Management Services Provider may resign at any time upon one year prior written notice to the Segregated Account.

SECTION 2.04. Termination by Segregated Account.

Notwithstanding any other provision hereof to the contrary, the Segregated Account may terminate this Agreement without cause, with such termination to be made effective upon the date chosen by the Segregated Account, but in no event shall such termination be made effective upon less than 30 days written notice to the Management Services Provider.

SECTION 2.05. Effect of Termination or Resignation.

(a) From and after the effective date of termination of this Agreement or the resignation of the Management Services Provider, the Management Services Provider shall not be entitled to payment in accordance with Section 1.04 hereof for further services rendered hereunder but shall be paid pro rata in accordance with Section 1.04 hereof with respect to services rendered to the date of termination.

(b) The Management Services Provider shall forthwith upon termination or resignation:

(i) pay over to the Segregated Account all money collected and held for the account of the Segregated Account pursuant to this Agreement;

(ii) deliver to the Segregated Account a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Segregated Account; and

(iii) deliver to the Segregated Account all property and documents of the Segregated Account then in the custody of the Management Services Provider except to the extent such documents relate to the books and records of the Management Services Provider.

(c) Upon termination or resignation of the Management Services Provider, the Segregated Account may elect to assume management responsibility itself or designate a replacement service provider. For a period of five years after termination or resignation, the Management Services Provider shall grant the Segregated Account or its designee(s):

(i) to the extent permitted by any relevant license or agreement, a nonexclusive, royalty-free license to utilize the hardware and software systems and any related assets of the Management Services Provider as reasonably required to manage all in force business after termination;

(ii) access to the books and records of the Management Services Provider to the extent such books and records relate to the Segregated Account (the “Segregated Account Books and Records”);

(iii) the right to make copies of, or excerpts from, the Segregated Account Books and Records; and

(iv) access to the Management Service Provider’s officers, directors, employees, accountants, attorneys and agents for the purpose of discussing the accounts, assets, business, operations, properties or condition, financial or otherwise, of the Segregated Account.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. No Waiver of Immunity. Nothing in this Agreement may be construed as waiving immunity, or as subjecting the Rehabilitator or the Wisconsin Office of the Commissioner of Insurance (“OCI”), or the Rehabilitator’s or OCI’s employees or agents, to liability, including contractual liability, for matters that are otherwise subject to immunity from liability, including immunity under Wis. Stat. § 645.08(2).

SECTION 3.02. Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 3.03. Waiver, Cumulative Remedies. Neither the Segregated Account nor the Management Services Provider shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Segregated Account or the Management Services Provider, as applicable, and then only to the extent therein set forth. A waiver by the Segregated Account or the Management Services Provider of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Segregated Account or the Management Services Provider, as applicable, would otherwise have on any future occasion. No failure to exercise, nor any delay in exercising on the part of the Segregated Account or the Management Services Provider, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof of any other right, power, or privilege. The rights and remedies herein provided are cumulative and maybe exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

SECTION 3.04. Transfers and Assigns. Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred or assigned by either party without the prior written consent of the other party hereto.

SECTION 3.05. Amendments. This Agreement, including any schedules, appendices and exhibits hereto, may be amended from time to time; provided, however, that any amendment shall not be effective unless it is in writing and signed by both parties.

SECTION 3.06. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Wisconsin (without reference to choice of law doctrine).

SECTION 3.07. Consent to Jurisdiction. The Management Services Provider hereby consents to the jurisdiction of the state court in Wisconsin before which the rehabilitation proceedings with respect to the Segregated Account are pending, and waives any objection based on lack of personal jurisdiction, improper venue or forum non conveniens, with regard to any actions, claims, disputes or proceedings relating to this Agreement or any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing.

SECTION 3.08. Notices. Any notice or communication in respect of this Agreement shall be sufficiently given to a party if in writing and delivered in person, sent by recorded delivery or registered post or the equivalent (with return receipt requested) or by overnight courier or given by facsimile transmission, at the address or facsimile number set out in Exhibit B attached hereto, or to such other address or facsimile number as shall be notified in writing by one party to the other. A notice or communication shall be deemed to be given:

(a) if delivered by hand or sent by overnight courier, on the day and at the time it is delivered or, if that day is not a business day, or if delivered after the close of business on a business day, at 9:00 a.m. (local time to the recipient) on the immediately following business day;

(b) if sent by facsimile transmission or email, on the day and at the time the transmission is received or, if that is not a business day, or if received after the close of business on a business day, at 9:00 a.m. (local time to the recipient) on the immediately following business day; or

(c) if sent by recorded delivery or registered post or the equivalent (return receipt requested), three business days after being sent.

SECTION 3.09. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and all of which shall, together, constitute one and the same instrument.

SECTION 3.10. Further Assurances and Corrective Instruments. To the extent permitted by law, the parties hereto agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the other party may reasonably request and as may be reasonably required in the opinion of such party to effectuate the intentions or facilitate the performance of this Agreement.

[Remainder of page intentionally left blank. Signatures to follow]

IN WITNESS WHEREOF, the Segregated Account and the Management Services Provider have caused this Agreement to be duly executed and delivered as of the day and year first above written.

SEGREGATED ACCOUNT OF AMBAC ASSURANCE CORPORATION

By:	/s/ Kevin J. Doyle
Name: Kevin J. Doyle
Title: Senior Vice President

AMBAC ASSURANCE CORPORATION

By:	/s/ Kevin J. Doyle
Name: Kevin J. Doyle
Title: Senior Vice President

EXHIBIT A

FEE SCHEDULE

In connection with the services to be performed by the Management Services Provider, the Management Services Provider shall prepare on a calendar year basis, in advance, a projected cost allocation, which cost allocation shall be submitted to the Segregated Account for its review and consent (such consent not to be unreasonably withheld) no later than the fifteenth business day of December preceding the commencement of the next calendar year for which such allocation is proposed. Such cost allocation shall be based upon the projected costs to be incurred by the Management Services Provider in providing the services required by and in fulfilling its obligations under this Agreement.

In the event that during the calendar year for which such projected cost allocation has been prepared the Management Services Provider has knowledge that the actual allocation cost will exceed or be less than such projected cost allocation by ten (10) percent or more, the Management Services Provider shall inform the Segregated Account of such fact within fifteen (15) business days after it has knowledge thereof. The Segregated Account shall be liable for the amount which is equal to or greater than ten (10) percent of the projected cost allocation only to the extent that it has received notice thereof from the Management Services Provider and has consented thereto, such consent not to be unreasonably withheld.

EXHIBIT B

NOTICE INFORMATION

If to Segregated Account of Ambac Assurance Corporation, to:

Rehabilitator of the Segregated Account of Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

with copies to:

Commissioner of Insurance

Wisconsin Office of the Commissioner of Insurance

125 South Webster Street

Madison, Wisconsin 53703

and

Foley & Lardner LLP

777 E. Wisconsin Ave

Milwaukee, Wisconsin 53202

Attn: Kevin G. Fitzgerald

If to Ambac Assurance Corporation, to:

Ambac Assurance Corporation

One State Street Plaza

New York, New York 10004

Attention: General Counsel

Telephone: (212) 208-3283

Facsimile: (212) 208-3558

EXHIBIT C

SCHEDULE OF MANAGEMENT SERVICES

Information technology (including in respect of hardware, software and information systems, in each case including provision, support and development thereof on an as needed and agreed basis, collectively “IT Services”)

Provide IT Services as requested by and pursuant to the direction of the Rehabilitator of the Segregated Account in respect of inter alia:

a. The tracking of exposure in relation to issued policies;

b. Accounting (both management and financial and ancillary thereto);

c. Premium (and other income) processing;

d. Expenses (paying thereof and expense management);

e. IT Services security; and

f. Any other IT Services as may be agreed from time to time.

Credit exposure management

To provide credit exposure reporting, surveillance and management support as requested by and pursuant to the direction of the Rehabilitator of the Segregated Account.

Treasury Services (including cash management)

Maintain, operate, manage and develop systems in relation to the management of cash in all respects (including reconciliations and other reporting) as requested by and pursuant to the direction of the Rehabilitator of the Segregated Account, including but not limited to such systems as are necessary to ensure the prompt and orderly payment of claims, and issuance and management of surplus notes, as applicable.

Accounting, finance and regulatory services

Provide systems, support, information, tracking, reporting and required filings in respect of the following accounting and finance services (including any services ancillary thereto) as requested by and pursuant to the direction of the Rehabilitator of the Segregated Account:

a. Budgeting;

b. Management accounting;

c. Financial accounting;

d. Accounts payable;

e. Regulatory reporting;

f. Financial modeling;

g. Other services as agreed.

Taxation

To identify and manage tax liabilities and make required filings for all relevant jurisdictions.

Management information

To identify and report on qualitative and quantitative performance measures, and assess performance on plans and budgets as requested by and pursuant to the direction of the Rehabilitator of the Segregated Account.

Risk management

Provide the necessary expertise to effectively identify processes to manage, monitor and report risks and internal control mechanisms which are critical to the satisfaction by the Segregated Account of its obligations and liabilities, as requested by the Rehabilitator of the Segregated Account.

Loss Management

Develop and execute strategies to mitigate losses to the extent possible. Arrange, negotiate, effectuate, and execute (a) commutations and restructurings of Covered Policies (as defined in the Secured Note) and other obligations of the Segregated Account and (b) purchases of Covered Policies or the obligations insured thereby. Any payments made as a result of transactions effected pursuant to such loss management services shall require the non-disapproval of the Segregated Account.

Internal audit services

Provide internal audit services as requested by and pursuant to the direction of the Rehabilitator of the Segregated Account.

Business Continuity

To implement and maintain a business continuity plan for disaster recovery and periodic testing of backup facilities as requested by and pursuant to the direction of the Rehabilitator of the Segregated Account.

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